UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Plus Automation, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-2086744	93-2913093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3315 Scott Boulevard, Suite 300
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 508-4758

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on June 5, 2025, Churchill Capital Corp IX (“Churchill”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AL Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill, AL Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Churchill and Plus Automation, Inc., a Delaware corporation (“PlusAI”), as amended.

On April 20, 2026, Churchill and PlusAI entered into a Termination Agreement pursuant to which the Merger Agreement was terminated by the mutual consent of Churchill and PlusAI, effective as of April 20, 2026, due to market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL CAPITAL CORP IX

Date:	April 21, 2026	By:	/s/ David W. Liu
David W. Liu Chief Executive Officer